Exhibit 23

Consent of Independent Registered Public Accounting Firm

To the Board of Directors of General Dynamics Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 2-23904, 2-24270, 33-23448, 33-42799, 333-10664, 333-26571, 333-74574, 333-87126, 333-101634, 333-103607, 333-107901, 333-116071, 333-139518, 333-159038, and 333-159045) on Forms S-8 and registration statement No. 333-155980 on Form S-3 of General Dynamics Corporation of our reports dated February 19, 2010, with respect to:

•

the consolidated balance sheets of General Dynamics Corporation as of December 31, 2009 and 2008, and the related consolidated statements of earnings, shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2009, and the related financial statement schedule,

•	the effectiveness of internal control over financial reporting as of December 31, 2009,

which reports appear in the December 31, 2009 annual report on Form 10-K of General Dynamics Corporation.

/s/ KPMG LLP

KPMG LLP

McLean, Virginia
February 19, 2010